Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated statement of operations has been prepared to give effect to the acquisition of Digimarc Corporation (now known as L-1 Secure Credentialing, Inc.) (“Old Digimarc”) by L-1 Identity Solutions, Inc. (“L-1”), the related spin-off of DMRC Corporation (now known as Digimarc Corporation) (“New Digimarc”) and related financings as if these transactions had been consummated on January 1, 2008.

The historical financial data for L-1 for the year ended December 31, 2008 have been derived from its historical financial statements. The historical financial data for Old Digimarc for the period from January 1, 2008 to August 2, 2008 have been derived from Old Digimarc’s accounting records.

The unaudited pro forma condensed consolidated statement of operations includes the historical results of Old Digimarc (the “Acquired Business”) which exclude the historical results of New Digimarc. The separate results of the Acquired Business reflect cost allocations of certain common costs for shared-services to between New Digimarc and the Acquired Business because the specific identification of such costs for each entity was not practicable. The common costs include expenses from Old Digimarc comprised various shared-services cost centers, including executive, finance and accounting, human resources, legal, marketing, intellectual property, facilities and information technology and public company expenses. Consequently, the separate results of operations of the Acquired Business reflected in this unaudited pro forma condensed consolidated statement of operations are not indicative of those that would have been achieved, or that might be achieved in the future, had the Acquired Business been operated as a separate, stand-alone entity for the period reflected in this unaudited pro forma condensed consolidated statement of operations. In addition, L-1 is currently integrating the Acquired Business with its Secure Credentialing Division and expects to realize cost synergies, which are not reflected in the unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with L-1’s audited consolidated financial statements as of December 31, 2008 and for each of the three years in the period ended December 31, 2008 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2009 and Old Digimarc’s audited consolidated financial statements as of December 31, 2007 and for each of the three years in the period ended December 31, 2007 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2008 included in L-1’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 1, 2008.

The pro forma adjustments are based on preliminary purchase price allocations and the estimates of L-1’s management. Final allocations will be based on valuations, appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, inventory, property and equipment, deferred income, contingencies and litigation, income taxes and restructuring and severance costs. The allocations will be finalized after the data necessary to complete the valuations, appraisals and other analyses of the fair values of acquired assets and liabilities are obtained and evaluated. Differences between the preliminary and final allocations could have a material impact on the unaudited pro forma condensed consolidated results of operations.

The unaudited pro forma condensed consolidated statement of operations does not reflect any cost savings or other synergies that L-1’s management believes could have been achieved had the transactions been consummated on the date indicated and are not necessarily indicative of the results of operations that could have resulted had the acquisition of Old Digimarc occurred on the date indicated, or results of operations that may be achieved in the future.

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Unaudited Pro Forma Consolidated Statement of Operations For Year Ended December 31, 2008 (in thousands, except per share data)

	L-1 As Reported	Acquired Business	Pro Forma Adjustments (Notes 1, 2 & 3)	Consolidated Pro Forma (Note 4)

Revenues	$562,872	$ 59,983	$ -	$622,855
Cost of revenues	394,869	40,325	1,509	436,703
Gross profit	168,003	19,658	(1,509)	186,152
Impairments and merger-related costs	529,683	-	-	529,683
Operating expenses	152,016	22,974	(3,420)	171,570
Operating income (loss)	(513,696)	(3,316)	1,911	(515,101)
Interest and other expenses (income), net	23,318	(202)	12,798	35,914
Income (loss) before income taxes	(537,014)	(3,114)	(10,887)	(551,015)
Provision (benefit) for income taxes (Note 3)	11,690	333	(4,028)	7,995
Net income (loss)	$ (548,704)	$ (3,447)	$(6,859)	$ (559,010)

Weighted average basic common shares outstanding (Notes 3)	77,518		5,411	82,929
Weighted average diluted common shares outstanding (Notes 3)	77,518		5,411	82,929
Basic income (loss) per share	$(7.08)			$(6.74)
Diluted income (loss) per share	$(7.08)			$(6.74)

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Notes to Unaudited Pro Forma Condensed Consolidated

Statement of Operations

1.On August 2, 2008, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated June 29, 2008, as amended, L-1 acquired approximately 79% of the issued and outstanding shares of Old Digimarc common stock (the “Shares”). On August 13, 2008, L-1 acquired all remaining outstanding Shares. The aggregate purchase price was $315.4 million in cash, which includes transaction costs estimated at $5.4 million. L-1’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by a wholly-owned subsidiary of L-1 for the Shares, followed by the merger of such subsidiary with and into Old Digimarc (the “Merger”), with Old Digimarc, now known as L-1 Secure Credentialing, Inc., continuing as the surviving corporation and a wholly-owned subsidiary of L-1.

Prior to the Merger, Old Digimarc distributed all of the interests of the limited liability company (“LLC”) which held the digital watermarking business, substantially all the cash of Old Digimarc and certain other assets and liabilities into a liquidating trust for the benefit of Old Digimarc’s stockholders (the “Spin-Off”). Immediately following the Spin-Off, LLC merged with and into New Digimarc, with New Digimarc continuing as the surviving corporation, and each unit of LLC converted into one share of New Digimarc common stock.

All restricted stock units and outstanding options to purchase shares of Old Digimarc common stock became fully vested and exercisable immediately prior to the record date used to determine which Old Digimarc stockholders were entitled to the distribution of LLC interests in connection with the Spin-Off. Holders of Old Digimarc stock options who exercised such options received cash consideration in connection with the Merger and LLC interests in connection with the Spin-Off. All Old Digimarc stock options that were not exercised prior to the completion of the Spin-Off were cancelled.

L-1 entered into three securities purchase agreements (each an “Investor Agreement,” and collectively, the “Investor Agreements”), dated June 29, 2008 with each of Robert V. LaPenta (the “LaPenta Agreement”) and Iridian Asset Management LLC, and dated June 30, 2008 with LRSR LLC. On August 5, 2008, L-1 consummated the transactions contemplated by the Investor Agreements and issued an aggregate of 8,083,472 shares of L-1 common stock and 15,107 shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), for aggregate proceeds to L-1 of $119.6 million, net of $0.4 million of issuance costs, which were used to fund a portion of L-1’s acquisition of Old Digimarc. Pursuant to the terms and conditions of the LaPenta Agreement, L-1 issued 15,107 shares of Series A Preferred Stock and 750,000 shares of L-1 common stock to Mr. LaPenta. Each share of Series A Preferred Stock is convertible into a number of shares of L-1 common stock equal to the liquidation preference then in effect, divided by $13.19. Accordingly, the 15,107 shares of Series A Preferred Stock are convertible into 1,145,337 shares of L-1 common stock. The Series A Preferred Stock is automatically convertible at any time Mr. LaPenta, the initial holder, transfers such shares of Series A Preferred Stock to an unaffiliated third party. The Series A Preferred Stock held by Mr. LaPenta is also eligible for conversion into shares of L-1 common stock upon the approval by L-1’s stockholders of such conversion at its next annual meeting in accordance with the rules and regulations of the New York Stock Exchange. In the event that such approval is not obtained at L-1’s next annual meeting, L-1 will be obligated to seek stockholder approval for such conversion at the three annual meetings following its next annual meeting. The Series A Preferred Stock is entitled to receive dividends equally and ratably with the holders of shares of L-1 common stock and on the same date that such dividends are payable to holders of shares of L-1 common stock.

Pursuant to the terms and conditions of the LaPenta Agreement, Mr. LaPenta is entitled to a contractual price protection right to receive up to 2,185 additional shares of Series A Preferred Stock if the volume weighted average price of a share of L-1 common stock as reported by Bloomberg Financial Markets for the 30 consecutive trading days ending on the last trading day prior to June 30, 2009 is less than $13.19. The 2,185 shares of Series A Preferred Stock are convertible into 165,655 shares of L-1 common stock, at a conversion price of $13.19 per share.

The unaudited pro forma condensed consolidated statement of operations reflects an adjustment to increase the pro forma average shares of L-1 common stock outstanding by 5,411,000 shares, to reflect the issuance of L-1 common stock issued of 8,083,472 and the number of shares of L-1 common stock into which the shares of Series A Preferred Stock issued are convertible of 1,145,337. L-1 acquired Old Digimarc because it believes that the acquisition positions the combined company as a leader in providing credential systems and to take advantage of the

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opportunities created by the Real ID program. Moreover, the combined companies will be able to deliver better protection and facilitate the development of the next generation of credentialing functionality.

On August 5, 2008, L-1 and its wholly owned subsidiary, L-1 Identity Solutions Operating Company, Inc. (“L-1 Operating”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) in connection with the Merger. The Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $300.0 million, with a term of five years, and a senior secured revolving credit facility in an aggregate principal amount of up to $135.0 million. Aggregate borrowings under the senior secured facilities, net of an original issue discount of $5.0 million, are approximately $307.1 million and were used to (i) fund, in part, the purchase price paid, and fees and expenses incurred, in connection with the acquisition of Old Digimarc and (ii) repay outstanding borrowings under L-1’s existing revolving credit facility. Borrowings under the credit facility bear interest at LIBOR plus a spread based on L-1’s leverage ratio, with initial borrowings at LIBOR (subject to a floor of 3%) plus 3.75% to 4.5% per annum. L-1 is required to pay a fee of 0.5% on the unused portion of the revolving credit facility. The senior secured term loan facility requires quarterly principal payments beginning at 5.0% of the outstanding borrowings under such facility for the initial year, and increasing over the duration of the facility. All obligations of L-1 Operating under the Credit Agreement are guaranteed on a senior secured basis by L-1 and by each of L-1’s existing and subsequently acquired or organized direct or indirect wholly-owned subsidiaries (subject to certain exceptions). The credit facility contains customary representations and warranties and covenants, including, but not limited to, requiring the maintenance of minimum debt coverage and interest coverage ratios, as well as restrictions on the incurrence of debt, capital expenditures and cash acquisitions.

L-1 incurred approximately $14.0 million in deferred financing costs in connection with the Credit Agreement, which is amortized over the term of the facility, and recorded a write-off of existing deferred financing costs of $0.5 million related to L-1’s existing revolving credit facility.

2.The Merger has been accounted for as the acquisition of Old Digimarc by L-1 under the purchase method of accounting. The purchase price, including transaction costs was $315.4 million. The acquisition cost has been preliminarily allocated based on information available. The excess of the acquisition cost over identifiable assets and liabilities acquired is approximately $229.0 million. The acquisition cost has been allocated principally to current assets ($21.5 million), property and equipment ($52.3 million), intangible assets (primarily contractual and customer relationships) ($38.6 million), current liabilities ($16.4 million) and deferred revenue ($9.7 million, including the current portion). It is likely that the allocations will change when the data necessary to complete valuations, appraisals and other analyses of fair values is obtained and evaluated. Differences between preliminary and final allocations could be material.

The unaudited pro forma condensed consolidated statement of operations reflects the following:

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Increase in depreciation expense resulting from the revaluation of property and equipment of $9.7 million for the period from January 1, 2008 to August 2, 2008, calculated on a straight line basis using the assets estimated remaining useful life, and the elimination of historical depreciation of $9.0 million, which is included in cost of revenues.

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Increase in amortization expense resulting from the valuation of contractual and customer relationship intangible assets of $0.8 million for the period from January 1, 2008 to August 2, 2008 calculated on a straight line basis over an estimated useful life of 25 years, consistent with the timing and pattern of the projected cash flows used to value the contractual and customer relationships, and the elimination of historical amortization of $0.9 million,. The pro forma amortization of contractual and customer relationship intangible assets is reflected in cost of revenues. The elimination of historical amortization is reflected in operating expenses.

•	Elimination of merger related costs incurred by Old Digimarc of $2.5 million in the six months ended June 30, 2008, which is included in operating expenses.

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Increase in interest expense related to borrowing under the Credit Agreement of $15.9 million for the period from January 1, 2008 to August 2, 2008, respectively, including the amortization of deferred financing costs and original issue discount over 5 years and the elimination of historical interest expense for the existing revolving credit facility of $3.1 million for the period January 1, 2008 to August 2, 2008. The assumed variable interest rate under the term loan is 7.5%, respectively. An increase or decrease of the interest rate of 1% would result in a corresponding change in annual interest expense of $3.1 million.

3.The acquisition of Old Digimarc did not result in a change of the tax basis of assets and liabilities acquired and none of the excess of the purchase price over the tax basis of assets and liabilities is deductible for income tax purposes. Old Digimarc will be included in the consolidated federal income tax return of L-1. At the date of acquisition, Old Digimarc had estimated net deferred tax assets of approximately $13.9 million, of which net operating losses and research and experimentation credits carryforwards amount to approximately $31.3 million. The utilization of these carryforwards is subject to limitation pursuant to Section 382 of the Internal Revenue Code. L-1 has recorded a full valuation allowance for the deferred tax assets of Old Digimarc since, based on its estimate of future consolidated taxable income, the incremental tax benefits related to the acquisition more likely than not will not be realized. However because L-1 expects to report taxable income for 2008, which includes the results of the Acquired Business after the date of the acquisition of Old Digimarc, the pro forma adjustments have been tax effected at L-1’s marginal U.S. tax rate of 37%.

4.L-1 intends to integrate the Acquired Business into its Secure Credentialing Division and expects to realize significant cost synergies, none of which have been reflected in the unaudited pro forma condensed consolidated statement of operations. In addition, such unaudited pro forma condensed consolidated statement of operations does not include pro forma adjustments for the following:

•	The elimination of Old Digimarc’s public company costs allocated to the Acquired Business;
•	The elimination of costs allocated to the Acquired Business related to Old Digimarc executives and employees transferred to New Digimarc in the Spin-Off; and
•	The elimination of costs allocated to the Acquired Business related to employees terminated by Old Digimarc in connection with the acquisition of Old Digimarc and the Spin-Off.

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